Free Writing Prospectus

Filing Pursuant to Rule 433

Filed on August 2, 2016

Registration Statement No. 333-206924-03

$1.3 BN AmeriCredit Automobile Receivables Trust (AMCAR) 2016-3***FULL PXING*** Joint Bookrunners: Citi (str), Deutsche Bank, Lloyds, Wells Fargo

Co-Managers : BNP, JP Morgan, Morgan Stanley, RBC

**Capital Structure**

CLS	AMT($MM)	WAL	S&P/Fitch*	WIN	BENCH	LAUNCH	YLD	CPN%	$PRICE
A-1	221.00	0.23	A-1+/F1+	1-5	Yield	0.75%	0.750	0.75	100.00000
A-2-A	325.00	0.90	AAA/AAA	5-18	EDSF	+55	1.381	1.37	99.99370
A-2-B	75.00	0.90	AAA/AAA	5-18	1mL	+56			100.00000
A-3	323.94	2.08	AAA/AAA	18-33	iSwaps	+55	1.467	1.46	99.99481
B	102.55	2.95	AA+/AA	33-38	iSwaps	+85	1.816	1.80	99.97371
C	127.32	3.52	A+/A	38-46	iSwaps	+125	2.253	2.24	99.99157
D	125.19	3.98	BBB+/BBB	46-48	iSwaps	+170	2.733	2.71	99.97152
E	33.24	>> Not Offered <<

* Expected Ratings

BBG Ticker	:	AMCAR 2016-3
Exp. Ratings	:	S&P/Fitch
Px Speed	:	1.5% ABS 10% call
Format	:	Public/SEC-registered
Settle	:	8/11/2016
First Pay	:	9/8/2016
Payment Date	:	Monthly on the 8th (or next business day)
Min Denoms	:	$1k x $1k
Bill & Deliver	:	Citi
Delivery	:	DTC, Euroclear, Clearstream
ERISA	:	Yes